UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11333 (Commission File Number)	13-3186040 (IRS Employer Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (734) 747-7025

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 29, 2007, Kaydon Corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with John F. Brocci, formerly Kaydon’s Vice President — Administration and Secretary. Mr. Brocci retired from the Company on November 30, 2007 and the Consulting Agreement is effective from December 1, 2007 through February 29, 2008. Under the terms of the Consulting Agreement, Mr. Brocci will provide transition, consulting and other services to the Company. In consideration for such services, Mr. Brocci will receive cash compensation of $15,671 per calendar month and, unless the Consulting Agreement is earlier terminated voluntarily by Mr. Brocci, or by the Company for cause, a bonus of $300,000 on February 29, 2008. In addition, the Company will reimburse Mr. Brocci for necessary business expenses incurred in connection with providing the services, and reasonable temporary living expenditures in the event Mr. Brocci’s residence in Ann Arbor is sold before February 29, 2008.
The foregoing summary is qualified by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

10.1	Consulting Agreement dated November 29, 2007 between Kaydon Corporation and John F. Brocci
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 3, 2007	KAYDON CORPORATION
	By:	/s/ Kenneth W. Crawford
Kenneth W. Crawford
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated November 29, 2007 between Kaydon Corporation and John F. Brocci